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                                                         EXHIBIT 22 TO FORM 10-K
                                                     WESCO FINANCIAL CORPORATION
                                                FOR YEAR ENDED DECEMBER 31, 1998


                          WESCO FINANCIAL CORPORATION

                                  SUBSIDIARIES

                                             PERCENTAGE
                                              OWNED BY         STATE OF
NAME OF SUBSIDIARY                           REGISTRANT      INCORPORATION
------------------                           ----------      -------------
Wesco Holdings Midwest, Inc. ..............     100%         Nebraska

  Precision Steel Warehouse, Inc. .........     100%         Illinois

    Precision Steel Warehouse, Inc.,
      Charlotte Service Center ............     100%         Delaware

    Precision Brand Products ..............     100%         Delaware

  Wesco-Financial Insurance Company .......     100%         Nebraska

    Kansas Bankers Surety Company .........     100%         Kansas

MS Property Company .......................     100%         California
